CONSULTING AGREEMENT (the "Agreement") dated as of May 11, 1999 (the "Effective Date") by and between, COMPU-DAWN, INC., a Delaware corporation (the "Company") and, MARK HONIGSFELD (the "Consultant").



     The Company is engaged in the telecommunications and e-commerce business (the "Business").

     The Company desires to retain the Consultant to perform consulting services with respect to providing the Company with guidance and advice from time to time in the general management, administration and operation of the Company, and the Consultant is willing to perform such services, upon the terms and conditions herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

     1. Retention; Duties. Subject to the terms and conditions set forth herein, the Company hereby retains the Consultant, and the Consultant hereby accepts such retention, to act as a consultant with respect to providing the Company guidance and advice in the areas of management, administration, business strategy, sales and marketing, from time to time during the term of the Agreement (as hereinafter defined) as the Company and the Consultant shall mutually agree. It is acknowledged however that such services shall not include any services, advice or guidance relating to capital raising related business strategy, financing, investor relations, shareholder communications, or promotion of the Company in the securities markets. The Consultant shall also provide guidance and advice in connection with the negotiation and sale of the public safety division of the Company. In connection with his services relating to the sale of the public safety division, the Consultant shall use his best efforts to close such transaction by June 4, 1999 or as soon as possible thereafter, and in connection therewith he shall use the same care as he would if he were the Chief Consultant Officer and a Director of the Company. The Consultant may provide services in person or by telephone from any location which is convenient to him. The Consultant will be provided with an office at 77 Spruce Street, Cedarhurst, New York 11516, through during the term of this Agreement (the "Premises") until the earlier of (i) the date the Company ceases to lease space in the Premises, or (ii) the day prior to the date the Company subleases all of its space in the Premises to an unaffiliated third party, or
(iii) December 31, 1999, provided however that after December 31, 1999 and during the term of this Agreement, Consultant will be allowed to remain in such office until the earlier of the events described in Section 1(i) or (ii) occurs or 30 days after receipt by the Consultant of written notice to abandon such office space. The office provided need not be the Consultant's current office if the Company either subleases space in the Premises including such current office or the Company needs the use of such current office for a bona fide business purpose. However, such office should be comparable in amenities to his current office space.

     2. Term.

          (a) The term of this Agreement shall commence as of the Effective Date and subject to Sections 2(b), 2(c) and 2(d) below, continue until the last of any common stock purchase options of the Company (the "Options") granted to the Consultant prior to the date hereof which are unexercised at the Effective Date are exercised or expire.

          (b) Notwithstanding Section 2(a) above, the Consultant shall have the right to immediately terminate this Agreement at any time upon thirty (30) days' prior written notice.

          (c)  Notwithstanding  Section 2(a) above,  the Company  shall have the right to terminate this Agreement for "Cause". For purposes of this Agreement, "Cause" shall include, but not be limited to: (i) the grossly negligent performance by the Consultant of his duties to the Company, if such grossly negligent performance is reasonably determined by the
     Company's Board of Directors, in good faith, to have had or to be reasonably likely to have a material adverse effect on the Company's business, prospects and/or financial condition of the Company; (ii) the Consultant's commission of any act finally determined by a court of competent jurisdiction to constitute common law fraud or a felony which has a materially adverse effect on the Company's business, prospects, financial condition and/or reputation; (iii) any material misrepresentation or material breach of any representation made by the Consultant hereunder which is not cured within thirty (30) days following prior written notice given by the Company to the Consultant in accordance with Section 9 hereof, which results in a material adverse effect on the Company, its business, prospects, or financial condition and/or reputation; or (iv) the Consultant's engaging in misconduct which is materially injurious to the Company, its business, operations and/or financial condition. Following any notice and opportunity to cure contemplated by this Section 2(c) above, the Company may terminate this Agreement for Cause by giving one (1) day's prior written notice to the Consultant in accordance with Section 9 hereof. During the pendency of any good faith action brought in a court of competent jurisdiction to determine whether any act of the Consultant is a common law fraud or a felony as described in Section 2(c)(ii), all payments due to the Consultant hereunder shall accrue and the Consultant may not exercise any Options without the prior written consent of the Company and if such court finds that such acts constitute a common law fraud or felony, the Company may terminate the Agreement for Cause upon one (1) day's notice as of the date such act was committed. If such act is not deemed to constitute a common law fraud or felony, the Company shall pay the Consultant all accrued amounts, the Consultant may exercise his Options in accordance with the terms hereof, and the Company and Consultant shall thereafter continue to have all of their rights and obligations hereunder.

          (d) This Agreement shall terminate automatically as of the date of the Consultant's death.

     3. Compensation.

          (a) In compensation for his services hereunder, the Company shall (i) pay the Consultant fifteen hundred dollars ($1,500) per month during the term of this Agreement and (ii) shall issue to the Consultant 62,500 Common Shares of the Company (the "Consulting Shares").

          (b) The Company shall provide the Consultant with disability, hospitalization, accident, major medical, term life insurance in the amount of $1,000,000, and dental insurance which is the same as that which the Company is providing to the Consultant as of the day prior to the date hereof  under  Section  1.5(c)  of  the  Restated  and  Amended  Employment
     Agreement dated as of March 4, 1997, as amended on January 8, 1999 (collectively, the "Employment Agreement") and with respect to disability insurance, if any, then the same as such disability insurance provided by the Company to the Consultant prior to the date hereof, until the earlier of December 31, 1999, or the date the Consultant obtains substantially similar benefit(s) from a source other than the Company. With regard to the term life insurance policy referenced above, any annual premium amount in excess of $3,000 will be paid by the Consultant. Following termination of this Agreement to the extent the Consultant does not receive any similar health insurance benefits from a source other than the Company, the Company shall provide the Consultant with COBRA rights, provided that the Company is permitted to provide such rights to a consultant, and further provided that if the Consultant exercises such COBRA rights it will not obligate the Company to pay anything in connection therewith.

          (c) If this  Agreement is  terminated  by the  Consultant  pursuant to
     Section 2(b) hereof, then, the Consultant shall be paid all amounts accrued but unpaid as of the date on which this Agreement shall terminate, and no further payments under Section 3(a) hereof shall be made hereunder.

          (d) If this Agreement is terminated by the Company pursuant to Section 2(c) hereof, then, the Consultant shall be paid all amounts accrued but unpaid as of the date on which this Agreement shall terminate, and no further payments under Section 3(a) hereof shall be made hereunder.

          (e) If this Agreement is terminated by operation of Section 2(d) hereof, then, the Consultant's estate shall be paid all amounts, accrued but unpaid as of the date on which this Agreement shall terminate, and no further payments under Section 3(a) hereof shall be made hereunder.

     4. Options.

          (a) It is hereby acknowledged that services to be provided by the Consultant pursuant to this Agreement are continuing services to the Company by a consultant as contemplated in the Company's 1996 Stock Option Plan and therefore all unexercised options held by the

     Consultant (the "Options") are immediately vested (if not already vested) as of the date hereof and shall continue in full force and effect in accordance with their respective terms.

          (b) The Company hereby agrees to reprice the Consultant's Options that are currently exercisable at more than $3.25 per share (the "Affected Options") to an exercise price of $3.25 per share, the closing price of the Company's Common Shares on The Nasdaq SmallCap Market on the date preceding the Company's Board of Director's authorization of the Company's entry into this Consulting Agreement, and the Company shall execute and deliver amended Option Agreements relating to the Affected Options to that effect as soon as is practicably possible.

     5. Registration.

          (a) The Company shall prepare and, on or before the thirtieth (30th) day following the date hereof (the "Filing Date"), file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 or other appropriate form to effect a registration of (i) the resale of all of Consulting Shares, and (ii) if requested by the Consultant, to the extent not precluded by the Securities Act of 1933, as amended (the "Securities Act"), any rule or regulation promulgated thereunder, the resale of any Common Shares issued upon the exercise of any of the Options which were previously registered on the Company's previous Form S-8 registration statement, which registration provided for hereunder shall follow deregistration of the resale of such Common Shares under the Company's previously filed Form S-8 registration statement.

          (b) If, subject to Section 5(c), the Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the SEC on or before the Filing Date then the Consultant shall have the option to cause the Company to redeem 7,692 Consulting Shares at a price of $3.25 per share or an aggregate of $25,000 in cash for each thirty day period after the Filing Date that the Registration Statement has not been filed.

          (c) If, at any time prior to the Filing Date, in the good faith reasonable judgment of Compu-DAWN's Board of Directors, the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on Compu-DAWN would be required in order for any Registration Statement to be accurate and not misleading, then Compu-DAWN shall not be required to file the Registration Statement for a period (a "Disclosure Delay Period") expiring upon the earlier to occur of
     (A) the date on which such material information is disclosed to the public or ceases to be material or (B) thirty (30) calendar days after the date on which Compu-DAWN provides a notice to the Consultant of the Commencement of a Disclosure Delay Period.

     6. Independent Contractor. The relationship created hereunder is that of the Consultant acting as an independent contractor. It is expressly acknowledged and agreed that the Consultant shall have no authority to bind the Company to any agreement or obligation with any third party. Consultant acknowledges and agrees further that, since it is not an employee of the Company, the Company shall not be responsible for the withholding or payment of any taxes.

     7. Representations and Warranties of the Consultant. The Consultant hereto, hereby represents and warrants to the Company:

          (a) he has the power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

          (b) that neither the execution of this Agreement nor performance hereunder will (A) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which he is a party, or by which he may be bound, or (B) violate any order, judgment, writ, injunction or decree applicable to him.

          (c) With respect to the issuance of the Consulting Shares:

               (i) Consultant represents and warrants that the Common Shares are being acquired for his own account, for investment purposes and not with a view to any distribution. Consultant will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Consulting Shares unless (A) a registration statement under the Securities Act, with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (B) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act.

               (ii) Consultant represents and warrants further that (A) he is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act, or, either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Consulting Shares; (B) he is able to bear the economic risks of an investment in the Consulting Shares, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer the
          Consulting Shares for an indefinite period of time; (C) he has adequate financial means of providing for current needs and contingencies and has no need for liquidity in his investment in the Consulting Shares; and (D) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the Consulting Shares will not cause such overall commitment to become excessive.

               (iii) Consultant has obtained and reviewed the Company reports filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including, without limitation, the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and has been afforded the opportunity to obtain such information with regard to the Company he has requested to evaluate the merits and risks of his investment in the Consulting Shares.

          (d) Consultant acknowledges that a restrictive legend will be placed on any instrument, certificate or other document evidencing the Consulting Shares in, or substantially in, the following form:

                  "The securities represented by this certificate have not been register ed under the Securities Act of 1933 and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of Company counsel that such registration is not required."

          (e) Consultant acknowledges that the Company will be relying upon the foregoing with regard to the issuance of the Consulting Shares to Consultant and any subsequent transfer of the Consulting Shares by Consultant and agrees to advise the Company in writing in the event of any change in any of the foregoing.

     8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Consultant:

          (a) the execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors and no other corporate approvals are necessary;

          (b) that neither the execution of this Agreement nor performance hereunder will (A) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Certificate of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (B) violate any order, judgment, writ, injunction or decree applicable to it.

     9. Waiver of Jury Trial. THE COMPANY AND THE CONSULTANT ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. THE COMPANY AND THE CONSULTANT EACH KNOWINGLY, VOLUNTARILY,
IRREVOCABLY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER THE COMPANY NOR THE CONSULTANT SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

     10. Assignment. This Agreement shall not be assigned by the Consultant without the prior written consent of the Company.

     11. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

         If to the Company:      Compu-DAWN, Inc.
                                 12735 Gran Bay Parkway West
                                 Building 200
                                 Jacksonville, Florida 32241
                                 Telephone:        (904) 680-6680
                                 Telecopier:       (904) 680-6642
                                 Attention:        R. E. (Teddy) Turner IV
                                                   Chairman of the Board

         With a copy to:         Certilman Balin Adler & Hyman, LLP
                                 90 Merrick Avenue
                                 East Meadow, New York  11554
                                 Attention: Gavin C. Grusd, Esq.
                                 Telecopier Number:  (516) 296-7111

         If to the Consultant:   Mark Honigsfeld
                                 969 East End
                                 Woodmere, New York  11598
                                 Telephone:        (516) 569-8370
                                 Telecopier:       (516) 569-7639

         With a copy to:         Jackson Walker, L.L.P.
                                 901 Main Street
                                 Suite 6000

                                 Dallas, Texas 75202
                                 Attention: Charles Maguire
                                 Telecopier Number: (214) 953-5822

or at such other address as any party shall designate by notice to the other party given in accordance with this Paragraph 11.

     12. Choice of Law and Venue. The parties agree that this Consulting Agreement is made and entered into in Nassau County, New York and shall be governed by and construed in accordance with the laws of the State of New York, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Consulting Agreement shall be brought in the applicable state court in and for Nassau County, New York which Courts shall be the exclusive courts or jurisdiction and venue.

     13. Waiver of Breach; Partial Invalidity. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction or arbiters, as the case may be, are authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This
Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only by a writing executed by the parties hereto.

     15.  Execution  in   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                   [Remainder of Page Intentionally Left Blank
                             Signature Page Follows]

     IN WITNESS WHEREOF, the Consultant and the Company have executed or have caused to be duly executed, this Agreement as of the day and year above written.


                                          /s/ Mark Honigsfeld
                                          ----------------------------------
                                          MARK HONIGSFELD


                                          COMPU-DAWN, INC.


                                          By: /s/ R.E. (Teddy) Turner, IV
                                          ---------------------------------
                                              R. E. (Teddy) Turner, IV
                                              Chairman of the Board










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